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Exhibit 99(g)(iii)

                        FOREIGN CUSTODY MANAGER AGREEMENT


         AGREEMENT made as of October 29, 1999, between Roulston Funds (the "Fund"), on behalf of one of its Series, Roulston International Equity Fund, and The Bank of New York ("BNY").

                              W I T N E S S E T H:

         WHEREAS, the Fund desires to appoint BNY as a Foreign Custody Manager on the terms and conditions contained herein;

         WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and condition contained herein;

         NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Fund and BNY hereby agree as follows:

                                   ARTICLE I.
DEFINITIONS

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         1. "BOARD" shall mean the board of directors or board of trustees, as the case may be, of the Fund.

         2. "ELIGIBLE FOREIGN CUSTODIAN" shall have the meaning provided in the Rule.

         3. "MONITORING SYSTEM" shall mean a system established by BNY to fulfill the Responsibilities specified in clauses l(d) and l(e) of Artic1e III of this Agreement.

         4. "QUALIFIED FOREIGN BANK" shall have the meaning provided in the Rule.

         5. "RESPONSIBILITIES" shall mean the responsibilities delegated to BNY as a Foreign Custody Manager with respect to each Specified County and each Eligible Foreign Custodian selected by BNY , as such responsibilities are more fully described in Article III of this Agreement.

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         6. "RULE" shall mean Rule 17f-5 under the Investment Company Act of
1940, as amended, as such Rule became effective on June 16, 1997.

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         7. "SECURITIES DEPOSITORY" shall mean any securities depository or clearing agency within the meaning of Section (a)(1)(ii) or (a)(l)(iii) of the Rule.

         8. "SPECIFIED COUNTRY" shall mean each country listed on Schedule I attached hereto and each country, other than the United States, constituting the primary market for a security with respect to which the Fund has given settlement instructions to The Bank of New York as custodian (the "Custodian") under its Custody Agreement with the Fund.

                                   ARTICLE II.
BNY AS A FOREIGN CUSTODY MANAGER

         1. The Fund on behalf of its Board hereby delegates to BNY with respect to each Specified Country the Responsibilities.

         2. BNY accepts the Board's delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund's assets would exercise.

         3. BNY shall provide to the Board at such times as the Board deems reasonable and appropriate based on the circumstances of the Fund's foreign custody arrangements written reports notifying the Board of the placement of assets of the Fund with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including, in the case of Qualified Foreign Banks, any material change in any contract governing such arrangements and in the case of Securities Depositories, any material change in the established practices or procedures of such Securities Depositories) with respect to assets of the Fund with any such Eligible Foreign Custodian.


                                  ARTICLE III.
RESPONSIBILITIES

         1.SUBJECT TO THE PROVISIONS OF THIS AGREEMENT, BNY SHALL WITH RESPECT TO EACH SPECIFIED COUNTRY SELECT AN ELIGIBLE FOREIGN CUSTODIAN. IN CONNECTION THEREWITH, BNY SHALL: (a) DETERMINE THAT ASSETS OF THE FUND HELD BY SUCH ELIGIBLE FOREIGN CUSTODIAN WILL BE SUBJECT TO REASONABLE CARE, BASED ON THE STANDARDS APPLICABLE TO CUSTODIANS IN THE RELEVANT MARKET IN WHICH SUCH ELIGIBLE FOREIGN CUSTODIAN OPERATES, AFTER CONSIDERING ALL FACTORS RELEVANT TO THE SAFEKEEPING OF SUCH ASSETS, INCLUDING, WITHOUT LIMITATION, THOSE CONTAINED IN PARAGRAPH (c)(l) OF THE RULE; (b) DETERMINE THAT THE FUND'S FOREIGN CUSTODY ARRANGEMENTS WITH EACH QUALIFIED FOREIGN BANK ARE GOVERNED BY A WRITTEN CONTRACT WITH THE CUSTODIAN (OR, IN THE CASE OF A SECURITIES DEPOSITORY, BY SUCH A CONTRACT, BY THE RULES OR ESTABLISHED PRACTICES OR PROCEDURES OF THE SECURITIES DEPOSITORY, OR BY ANY COMBINATION OF THE FOREGOING) WHICH WILL PROVIDE REASONABLE CARE FOR THE FUND'S ASSETS BASED ON THE STANDARDS SPECIFIED IN PARAGRAPH (c)(I) OF THE RULE; (c) DETERMINE THAT EACH CONTRACT WITH A QUALIFIED FOREIGN BANK SHALL INCLUDE THE PROVISIONS SPECIFIED IN PARAGRAPH (c)(2)(i)(A) THROUGH (F) OF THE RULE OR, ALTERNATIVELY, IN LIEU OF ANY OR ALL OF SUCH
(c)(2)(i)(A) THROUGH (F) PROVISIONS, SUCH OTHER PROVISIONS AS BNY DETERMINES WILL PROVIDE, IN THEIR ENTIRETY, THE SAME OR A GREATER LEVEL OF CARE AND PROTECTION FOR THE ASSETS OF THE FUND AS SUCH SPECIFIED PROVISIONS; (d) MONITOR PURSUANT TO THE MONITORING SYSTEM THE APPROPRIATENESS OF MAINTAINING THE ASSETS OF THE FUND WITH A PARTICULAR ELIGIBLE FOREIGN CUSTODIAN PURSUANT TO PARAGRAPH
(c)(1)

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OF THE RULE AND IN THE CASE OF A QUALIFIED FOREIGN BANK, ANY MATERIAL CHANGE IN
THE CONTRACT GOVERNING SUCH ARRANGEMENT AND IN THE CASE OF A SECURITIES DEPOSITORY, ANY MATERIAL CHANGE IN THE ESTABLISHED PRACTICES OR PROCEDURES OF SUCH SECURITIES DEPOSITORY; AND (e) ADVISE THE FUND WHENEVER AN ARRANGEMENT (INCLUDING, IN THE CASE OF A QUALIFIED FOREIGN BANK, ANY MATERIAL CHANGE IN THE CONTRACT GOVERNING SUCH ARRANGEMENT AND IN THE CASE OF A SECURITIES DEPOSITORY, ANY MATERIAL CHANGE IN THE ESTABLISHED PRACTICES OR PROCEDURES OF SUCH SECURITIES DEPOSITORY) DESCRIBED IN PRECEDING CLAUSE (d) NO LONGER MEETS THE REQUIREMENTS OF THE RULE. ANYTHING IN THIS AGREEMENT TO THE CONTRARY NOTWITHSTANDING, BNY SHALL IN NO EVENT BE DEEMED TO HAVE SELECTED ANY SECURITIES DEPOSITORY THE USE OF WHICH IS MANDATORY BY LAW OR REGULATION OR BECAUSE SECURITIES CANNOT BE WITHDRAWN FROM SUCH SECURITIES DEPOSITORY, OR BECAUSE MAINTAINING SECURITIES OUTSIDE THE SECURITIES DEPOSITORY IS NOT CONSISTENT WITH PREVAILING CUSTODIAL PRACTICES IN THE RELEVANT MARKET (EACH, A "COMPULSORY DEPOSITORY"); IT BEING UNDERSTOOD HOWEVER. THAT FOR EACH COMPULSORY DEPOSITORY UTILIZED OR INTENDED TO BE UTILIZED BY THE FUND, BNY SHALL PROVIDE THE FUND FROM TIME TO TIME WITH INFORMATION ADDRESSING THE FACTORS SET FORTH IN SECTION (c)(l) OF THE RULE AND BNY'S OPINIONS WITH RESPECT THERETO SO THAT THE FUND MAY DETERMINE THE APPROPRIATENESS OF PLACING FUND ASSETS THEREIN.

         2. (a) For purposes of Clauses (a) and (b) of preceding Section 1 of this Article, with respect to Securities Depositories, it is understood that such determination shall be made on the basis of, and limited by, information gathered through BNY's subcustodian network, or through publicly available information otherwise obtained with respect to each such Securities Depository.

            (b) For purposes of clause (d) of preceding Section 1 of this Article, BNY's determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, "Country Risks" shall mean systemic risks of holding assets in a particular country including, but not limited to, (a) the use of Compulsory Depositories, (b) such country's financial infrastructure, (c) such country's prevailing custody and settlement practices, (d) nationalization, expropriation or other governmental actions,
                  (e) regulation of the banking or securities industry, (f) currency controls, restrictions, devaluations or fluctuations, and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

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                                   ARTICLE IV.
REPRESENTATIONS

         1. The Fund hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and no statute, regulation. rule, order, judgment or contract binding on the Fund prohibits the Fund's execution or performance of this Agreement; (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present; and (c) the Board or its investment advisor has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other Specified Country.

         2. BNY hereby represents that: (a) BNY is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY's execution or performance of this Agreement; and (c) BNY has established the Monitoring System.

                                   ARTICLE V.
                                 CONCERNING BNY

         1. BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, the Fund except to the extent the same arises out of the failure of BNY to exercise the care, prudence and diligence required by Section 2 of Article II hereof. In no event shall BNY be liable to the Fund, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

         2. The Fund shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY's performance hereunder, provided that the Fund shall not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arises out of BNY's failure to exercise the reasonable care, prudence and diligence required by Section 2 of Article II hereof.

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         3. For its services hereunder, the Fund agrees to pay to BNY such compensation and out-of-pocket expenses as shall be mutually agreed.

         4. BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

                                   ARTICLE VI.
MISCELLANEOUS

         1. This Agreement constitutes the entire agreement between the Fund and BNY, and no provision in the Custody Agreement between the Fund and the Custodian shall affect the duties and obligations of BNY hereunder, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Custody Agreement.

         2. Any notice or other instrument in writing. authorized or required by this Agreement to be given to BNY, shall be sufficiently given if received by it at its offices at 90 Washington Street, New York, New York 10286, or at such other place as BNY may from time to time designate in writing.

         3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if received by it at its offices at 4000 Chester Avenue, Cleveland, Ohio 44103 or at such other place as the Fund may from time to time designate in writing.

         4. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

         5. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Fund and BNY hereby consent to the jurisdiction of a state or federal court situated in New York City. New York in connection with any dispute arising hereunder. The Fund hereby irrevocably waives, to the fullest extent permitted by applicable law. Any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Fund and BNY each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

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         6. The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Fund and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person.

         7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         8. This Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Fund and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than thirty
(30) days after the date of such notice.

         9. Roulston Funds is business trust organized under Chapter 1746, Ohio Revised Code and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of Ohio as required by law, and to any and al1 amendments thereto so filed or hereafter filed. The obligations of "Roulston Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Fund personally, but bind only the assets of the Fund, as set forth in Section 1746.13(A), Ohio Revised Code, and all persons dealing with any of the Series of the Fund must look solely to the assets of the Fund belonging to such Series for the enforcement of any claims against the Fund.

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IN WITNESS WHEREOF, the Fund and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.



                       ROULSTON FUNDS
                                                  By:  /s/ Scott Roulston
                                                       ------------------
                                                                   Title:

                                                  Tax Identification No.:

                       THE BANK OF NEW YORK
                                                  By:  /s/ Stephen E. Grunston
                                                       -----------------------
                                                       Title: Vice President

                                   SCHEDULE I

---------------------- -------------------------------- ------------------- ----------------------------------
Country/                                                Country/
Market                 Sub-custodian(s)                 Market              Sub-custodian(s)
---------------------- -------------------------------- ------------------- ----------------------------------
Argentina              BankBoston, N.A.                 Hungary             Citibank Budapest Rt.
Australia              Commonwealth Bank of Australia/  Iceland             Landsbanki Islands
                       National Australia Bank Limited
Austria                Bank Austria AG                  India               HSBC / Deutsche Bank AG
Bahrain                The British Bank of the Middle   Indonesia           HSBC
                       East
Bangladesh             Standard Chartered Bank          Ireland             Allied Irish Banks, plc
Belgium                Banque Bruxelles Lambert         Israel              Bank Leumi LE - Israel B.M.
Bermuda                Bank of Bermuda Limited          Italy               Banca Commerciale Italiana /
                                                                            Banque Paribas S.A.
Bolivia                Citibank, N.A.                   Ivory Coast         Societe Generale de Banques en
                                                                            Cote d'Ivoire
Botswana               Stanbic Bank Botswana Limited    Jamaica             CIBC Trust & Merchant Bank
                                                                            Jamaica Ltd.
Brazil                 BankBoston, N.A.                 Japan               The Bank of Tokyo-Mitsubishi
                                                                            Limited/
                                                                            The Fuji Bank, Limited
Bulgaria               ING Bank                         Jordan              The British Bank of the Middle
                                                                            East
Canada                 Royal Bank of Canada             Kazakhstan          ABN/AMRO
Chile                  BankBoston, N.A.                 Kenya               Stanbic Bank Kenya Limited
China                  Standard Chartered Bank          Latvia              Societe Generale Riga
Colombia               Cititrust Colombia S.A.          Lebanon             The British Bank of the Middle
                                                                            East
Costa Rica             Banco BCT                        Lithuania           Vilniaus Bankas
Croatia                Privredna Banka Zagreb d.d.      Luxembourg          Banque et Caisse d'Epargne de
                                                                            l'Etat
Cyprus                 Bank of Cyprus                   Malaysia            HongKong Bank Malaysia Berhad
Czech Republic         Ceskoslovenska Obchodni Banka    Malta               Mid-Med Bank
                       A.S.
Denmark                Den Danske Bank                  Mauritius           HSBC
EASDAQ                 Banque Bruxelles Lambert         Mexico              Banco Nacional de Mexico
Ecuador                Citibank, N.A.                   Morocco             Banque Commerciale du Maroc
Egypt                  Citibank, N.A.                   Namibia             Stanbic Bank Namibia Limited
Estonia                Hansabank Limited                Netherlands         MeesPierson
Euromarket             Cedelbank                        New Zealand         Australia and New Zealand
                                                                            Banking Group
Euromarket             Euroclear                        Nigeria             Stanbic Merchant Bank Nigeria
                                                                            Limited
Finland                Merita Bank plc                  Norway              Den norske Bank ASA
France                 Banque Paribas S.A./             Oman                The British Bank of the Middle
                       Credit Commercial de France                          East
Germany                Dresdner Bank AG                 Pakistan            Standard Chartered Bank
Ghana                  Merchant Bank (Ghana) Limited    Peru                Citibank, N.A.
Greece                 National Bank of Greece SA       Philippines         HSBC
Hong Kong              HSBC                             Poland              Bank Handlowy W Warszawie S.A.
Portugal               Banco Comercial Portugues        Switzerland         Union Bank of Switzerland /
                                                                            Credit Suisse First Boston
Romania                ING Bank                         Taiwan               HSBC
Russia                 Vneshtorgbank (Min Fin Bonds     Thailand             Standard Chartered Bank/
                       only)/                                                Bangkok Bank Public Company
                       Credit Suisse First Boston AO                         Limited
Singapore              United Overseas Bank Limited/    Tunisia              Banque Internationale Arabe de
                       The Development Bank of                               Tunisie
                       Singapore Ltd.
Slovakia               Ceskoslovenska Obchodni Banka,   Turkey               Osmanli Bankasi A.S. (Ottoman
                       a.s.                                                  Bank)
Slovenia               Bank Austria Creditanstalt       Ukraine              ING Bank
                       d.d.  Ljubljana
South Africa           The Standard Bank of South       United Kingdom       The Bank of New York, N.A. /
                       Africa Limited                                        First Chicago Clearing Center
South Korea            Standard Chartered Bank          United States        The Bank of New York, N.A.
Spain                  Banco Bilbao Vizcaya             Uruguay              BankBoston, N.A.
Sri Lanka              Standard Chartered Bank          Venezuela            Citibank, N.A.
Swaziland              Stanbic Bank Swaziland Limited   Zambia               Stanbic Bank Zambia Limited
Sweden                 Skandinaviska Enskilda Banken    Zimbabwe             Stanbic Bank Zimbabwe Limited
---------------------- -------------------------------- -------------------- ---------------------------------

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SCHEDLUE 1

NAME OF FUND

Roulston International Equity Fund

SCHEDULE 2

Europe:

                                 United Kingdom
                                     France
                                     Germany
                                      Italy
                                      Spain
                                   Switzerland
                                   Netherlands
                                     Austria
                                     Belgium
                                     Denmark
                                     Finland
                                     Ireland
                                     Norway
                                    Portugal
                                     Sweden

Pacific:

                                      Japan
                                    Australia
                                    Hong Kong
                                    Singapore
                                   New Zealand
                                    Malaysia